SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – March 23, 2006

OMNICARE, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-8269	31-1001351
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 East RiverCenter Boulevard Suite 1600 Covington, Kentucky	41011
(Address of Principal Executive Offices)	(Zip Code)

(859) 392-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 23, 2006, the Compensation and Incentive Committee of the Board of Directors of Omnicare, Inc. (the “Committee”) established 2006 Performance Objectives for the Company’s executive officers. These goals and objectives are comprised of both financial and operational factors. The operational factors will be paramount in 2006 and will be largely aimed at guiding the Company through a year of transition, which will include, but not be limited to, the successful implementation of the Medicare Drug Benefit, effective January 1, 2006, as well as responding to competitive, pricing and reimbursement issues in its marketplace to position the Company for long-term growth.

In 2006, the Company’s executive officers will be required to focus significant time and effort on successfully transitioning the Company to the new regulatory environment created by the Medicare Part D benefit which affects approximately one-half of the Company’s reimbursement for pharmacy services and encompasses change in all aspects of the business, including operational, clinical, financial and information systems. In addition to the integration of this major new program into the Company’s operations, other operational factors include, but are not limited to, the completion of the integration of 2005 acquisitions into the Company’s operations and realization of expected benefits, continued growth of the core pharmacy business as well as product or service expansions, progressive steps made toward further implementation of productivity and cost reduction initiatives, furthering executive development, continued execution of the Company’s acquisition program and an overall strategic positioning of the Company’s assets.

The financial factors, which include, but are not limited to, sales and earnings performance, profitability, cash flows and return on investments, will be assessed in the context of how the Company responds to the changing market place, as well as how the Company performs relative to its peers.

Specific relative weights are not assigned to each financial and operational performance factor, since the relative importance of each factor varies depending upon the executive officer’s responsibilities.

The Committee and the Board believe it is the focus on the Company’s operational and strategic goals in 2006 that will support long-term growth and success for Omnicare in its dynamic new environment.

Any awards of incentive compensation to the Company’s executive officers for 2006 that are intended to be exempt from Section 162(m) of the Internal Revenue Code will also be determined based upon objective corporate performance goals established by the Committee under incentive compensation plans approved by the Company’s stockholders. The Section 162(m) performance goals for 2006 relate to adjusted earnings per share (earnings per share before the cumulative effect of accounting changes, acquisition expenses and other nonrecurring charges) growth rates (for restricted stock awards) and achievement of consolidated income (before income taxes, the cumulative effect of accounting changes, acquisition expenses or other nonrecurring charges) thresholds (for annual cash awards).

In addition, the Committee approved a base salary increase for Glen C. Lashober, Executive Vice President and Chief Operating Officer of the Company, effective April 1, 2006. Mr. Lashober will now receive $460,000 annually.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNICARE, INC.

By:	/s/ Cheryl D. Hodges
Name:	Cheryl D. Hodges
Title:	Senior Vice President and Secretary

Dated: March 29, 2006